EXHIBIT 99.2

[***] = CERTAIN INFORMATION HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ARCUS BIOSCIENCES, INC.

InVESTor RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made as of May 27, 2020 (the “Effective Date”), by and between Arcus Biosciences, Inc., a Delaware corporation (the “Company”) and Gilead Sciences, Inc., a Delaware corporation (“Gilead”).

WHEREAS, concurrently herewith, the Company and Gilead have entered into an Option, License and Collaboration Agreement (the “Collaboration Agreement”) pursuant to which they have established a broad collaboration with respect to the Company’s product development programs;

WHEREAS, concurrently herewith, the Company and Gilead have entered in to a Common Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Gilead has agreed to purchase from the Company shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and will have the right to purchase additional shares of Common Stock in the future; and

WHEREAS, the Company and Gilead wish to set forth in this Agreement certain terms and conditions regarding the rights of Gilead with respect to Gilead’s ownership of Common Stock, the composition of the Board of Directors of the Company (the “Board”) and certain other matters as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1
Definitions

1.1Definitions. For purposes of this Agreement:

1.1.1“Additional Closing Date” means each Additional Closing Date as defined in the Purchase Agreement.

1.1.2“Additional Filing Date” has the meaning set forth in Section 6.1.2.

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1.1.3“Additional Purchase Shares” means shares of Common Stock issuable to Gilead pursuant to Article 2.3.2 of the Purchase Agreement.

1.1.4“Additional Registration Statement” has the meaning set forth in Section 6.1.2.

1.1.5“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with a Person.

1.1.6“Beneficially Owned” and “Beneficially Owns” have the meanings specified in Rule 13d-3 promulgated under the Exchange Act.

1.1.7“Board” has the meaning set forth in the recitals.

1.1.8“Board Qualifications” has the meaning set forth in Section 2.1.

1.1.9“Business Day” means a day other than (a) a Saturday or a Sunday, (b) a bank or other public holiday in California, United States, (c) the Sunday through Saturday containing July 4th or (d) the period commencing on December 25th and ending on January 1st (inclusive).

1.1.10“Closing Date” means the Initial Closing Date as defined in the Purchase Agreement.

1.1.11“Collaboration Agreement” has the meaning set forth in the recitals.

1.1.12“Commission” means the United States Securities and Exchange Commission.

1.1.13“Commission Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.

1.1.14“Commission Rule 415” means Rule 415 promulgated by the Commission under the Securities Act.

1.1.15“Common Stock” has the meaning set forth in the recitals.

1.1.16“Company Capitalization” means, as of any date of measurement, the total number of outstanding shares of voting capital stock of the Company.

1.1.17 “Control,” including the terms “Controlling,” “Controlled by” and “under common Control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract or otherwise.

1.1.18 “Effective Date” has the meaning set forth in the recitals.

1.1.19“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust,

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company (including any limited liability company or joint stock company), branch office, firm or other enterprise, association, organization or entity.

1.1.20“Equity Securities” means (a) any shares of Common Stock or preferred stock of the Company, and (b) any other security, financial instrument, certificate and other right (including options, futures, swaps and other derivatives) issued or, with respect to options, futures, swaps and other derivatives, contracted by the Company and representing, being exercisable, convertible or exchangeable into or for, or otherwise providing a right to acquire, directly or indirectly, any of the Equity Securities referred to in clause (a).

1.1.21“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.1.22“Exercise Period” means the Exercise Period as defined in the Purchase Agreement.

1.1.23“Existing Investors’ Rights Agreement” means the Amended and Restated Investors’ Rights Agreement dated as of November 3, 2017 among the Company and certain of its security holders.

1.1.24“Existing Investors’ Rights Agreement Termination Date” means March 19, 2021.

1.1.25“Filing Date” has the meaning set forth in Section 6.1.1.

1.1.26“Final Designee Termination Date” means the earliest date on which: (a) (i) Gilead or any of its Affiliates has effected a transfer, sale or divestment of Equity Securities, other than a Permitted Transfer, after the date of this Agreement and (ii) Gilead, together with its Affiliates, collectively, do not hold outstanding shares of Common Stock representing at least [***]% of the Company Capitalization; (b) any Person or “group” (as such term is used in Section 13 of the Exchange Act) other than Gilead and its Affiliates, directly or indirectly, Beneficially Owns more than 50% of the outstanding Common Stock and other securities of the Company having the power to vote in the election of members of the Board; (c) the Company consummates any merger, consolidation or similar transaction, unless immediately following the consummation of such transaction, the stockholders of the Company immediately prior to the consummation of such transaction continue to hold, as a result of their holding of outstanding Common Stock and other securities entitled to vote for the election of directors of the Company immediately prior to the consummation of such transaction, in aggregate more than 50% of the outstanding Common Stock and other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction; (d) [***]; or (e) Gilead, in its sole discretion, irrevocably waives and terminates all of its rights under Article 2 (Board Matters).

1.1.27“Final Prospectus” has the meaning set forth in Section 6.5.1.

1.1.28“First Designee Termination Date” means the first date on which both:  (a) Gilead or any of its Affiliates has effected a transfer, sale or divestment of Equity Securities, other than a Permitted Transfer, after the date of this Agreement; and (b) Gilead, together with its

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Affiliates, collectively, do not, directly or indirectly, hold outstanding shares of Common Stock representing at least [***]% of the Company Capitalization.

1.1.29“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits incorporation of substantial information by reference to other documents filed by the Company with the Commission.

1.1.30“Gilead Designee” has the meaning set forth in Section 2.1.

1.1.31“Holder” means Gilead or its valid transferees that are holders of Restricted Securities under this Agreement and have agreed to the provisions of Article 5 (Additional Covenants).

1.1.32“Indemnified Party” has the meaning set forth in Section 6.5.3.

1.1.33“Indemnifying Party” has the meaning set forth in Section 6.5.3.

1.1.34“Independent Director” means any Director of the Company who the Board reasonably determines qualifies as an independent director of the Company under Rule 303A(2) of the NYSE Listed Company Manual.

1.1.35“Initial Registration Statement” has the meaning set forth in Section 6.1.1.

1.1.36“Lock-up Period” has the meaning set forth in Section 4.1.

1.1.37“New Additional Registration Statement” has the meaning set forth in Section 6.1.2.

1.1.38“New Registration Statement” has the meaning set forth in Section 6.1.1.

1.1.39“NYSE” means the New York Stock Exchange.

1.1.40“Permitted Transfer” means any transfer, sale or divestment of Equity Securities permitted by Section 4.3.

1.1.41“Person” means any individual, Entity or governmental authority.

1.1.42“Piggyback Registration” has the meaning set forth in Section 6.7.1.

1.1.43“Piggyback Registration Statement” has the meaning set forth in Section 6.7.1.

1.1.44“Proposed Gilead Designees” has the meaning set forth in Section 2.1.

1.1.45“Purchase Agreement” has the meaning set forth in the recitals.

1.1.46“Registrable Securities” means the shares of Common Stock purchased by Gilead under the Purchase Agreement; provided, however, that securities shall only be treated as

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Registrable Securities if and only for so long as they (a) have not been disposed of pursuant to a registration statement declared effective by the Commission, (b) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and (c) are held by a Holder pursuant to Article 5 (Additional Covenants).

1.1.47“Registration Expenses” means all expenses incurred by the Company in complying with Section 6.1 (Registration Statements) and/or Section 6.7 (Piggyback Registrations) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

1.1.48“Registration Period” has the meaning set forth in Section 6.3.1(a).

1.1.49“Remainder Additional Registration Statements” has the meaning set forth in Section 6.1.2.

1.1.50“Remainder Registration Statements” has the meaning set forth in Section 6.1.1.

1.1.51“Restricted Securities” means shares of Common Stock held by Gilead or any of its Affiliates, or by any person to whom such shares are transferred by Gilead or any of its transferees, that are “restricted securities” as defined in Commission Rule 144.

1.1.52“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.1.53“Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

1.1.54“Shares” means the shares of Common Stock Beneficially Owned by Gilead.

1.1.55“Standstill” has the meaning set forth in Section 3.2.

1.1.56“Standstill Fall-Away” has the meaning set forth in Section 3.3.

1.1.57“Standstill Fall-Away Notice” has the meaning set forth in Section 3.3.

1.1.58“Standstill Period” has the meaning set forth in Section 3.1.

ARTICLE 2
BOARD MATTERS

2.1Board Designation Rights. Subject to the terms and conditions of this Article 2, including the termination provisions of Section 2.4, Gilead shall have the right to designate two

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(2) individuals to be appointed to the Board (“Proposed Gilead Designees”). Such individuals shall be (a) qualified and suitable to serve as a member of the Board under all applicable corporate governance policies and guidelines of the Company and the Board and applicable legal, regulatory and stock market requirements, as determined in good faith by the Board, and (b) reasonably acceptable to a majority of the other members of the Board and the Company’s independent auditors (such qualifications in clauses (a) and (b), the “Board Qualifications”). Gilead will take all necessary action to cause the Proposed Gilead Designees to make themselves reasonably available for interviews, to consent to the Company’s standard reference and background checks and other investigations and to provide such information (including information necessary to determine the individual’s independence status under applicable requirements and institutional investor guidelines as well as information necessary to determine any disclosure obligations of the Company) as the Board may reasonably request, provided that such interviews, investigations and information requested of the Proposed Gilead Designees is materially consistent with such similar requests made of all current members of the Board or other candidates for nomination to the Board. If, following such process, the Board in good faith determines that any Proposed Gilead Designee does not meet the Board Qualifications, such Proposed Gilead Designee shall cease to be a Proposed Gilead Designee, and Gilead shall have the right to designate another individual as a Proposed Gilead Designee (which process may be repeated until such time as the Board in good faith determines that a Gilead Designee meets the Board Qualifications). Once the Board in good faith determines that a Proposed Gilead Designee meets the Board Qualifications, such Proposed Gilead Designee shall be a “Gilead Designee.” Any individual who becomes a Gilead Designee shall retain such status for so long as they are a member of the Board.

2.2Appointment of Directors. Merdad Parsey and Michael Quigley are the initial Gilead Designees, and the Board has determined that each of them meets the Board Qualifications. The Board shall appoint each of the initial Gilead Designees to be a member of the Board effective on the Closing Date or as soon thereafter as such appointment can be made without causing less than a majority of the members of the Board to be Independent Directors. If the appointment of a Gilead Designee must be deferred as described above, the Company shall use all commercially reasonable efforts, including the recruitment of additional Independent Directors, to enable such appointment to be made at the earliest practicable date, and in any event, not later than the six-month anniversary of the Effective Date. The Board shall assign each of the Gilead Designees to one of the three Board classes at the time of their appointment in accordance with the Company’s Amended and Restated Certificate of Incorporation and will endeavor to assign the Gilead Designees to different classes. Subject to Section 2.4, at the end of the term of each Gilead Designee, such Gilead Designee shall be nominated for re-election as a director, provided that such Gilead Designee continues to meet the Board Qualifications, as part of the slate proposed by the Board that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of the Board, and the Company will use all commercially reasonable efforts to cause the election of such Gilead Designee to the Board (including providing the same level of support as is provided for other nominees of the Company to the Board). Until the First Designee Termination Date or Final Designee Termination Date, as applicable, for so long as each such Gilead Designee satisfies the Board Qualifications, the Company shall not take any action that precludes the submission of each such Gilead Designee to the stockholders of the Company for election to the Board. In the event that a Gilead Designee ceases to be a member of the Board (whether due to death, resignation or otherwise), Gilead may, subject to Section 2.4, select another person (who the Company may require to be an Independent Director, if appointed,

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if the Gilead Designee who ceased to be a member of the Board was an Independent Director and the selection of a director who is not independent would cause the Company to not be in compliance with the independence rules of the Exchange Act or NYSE) as a Proposed Gilead Designee to fill the vacancy created thereby, and, following the application of the provisions of Section 2.1 above, the Company shall act to appoint such resulting Gilead Designee to fill such vacancy.

2.3Policies and Requirements. The Gilead Designees shall be subject to the policies and requirements of the Company and the Board, including the corporate governance guidelines of the Board and the Company’s Code of Conduct and Ethics, in a manner consistent with the application of such policies and requirements to other members of the Board. The Company shall reimburse the expenses of the Gilead Designees consistent with the Company’s policies on business expense reimbursement and shall indemnify them and provide the Gilead Designees with director and officer liability insurance to the same extent it indemnifies and provides insurance for the other non-employee members of the Board pursuant to its organizational documents, applicable law or otherwise.

2.4Termination of Board Designation Rights. From and after the First Designee Termination Date, (a) Gilead shall no longer be entitled to designate one of the two Gilead Designees, and (b) the Company will no longer be obligated to nominate for re-election as a director one of the two Gilead Designees, if, following the appointment of such Gilead Designee to the Board there shall be more than one Gilead Designee serving on the Board. At any time thereafter when there are two Gilead Designees serving on the Board, the Company may request in writing that one of such Gilead Designees resign from the Board, and Gilead shall cause a Gilead Designee of its choosing to resign from the Board within five (5) Business Days following such written request. From and after the Final Designee Termination Date (i) Gilead shall no longer be entitled to designate any Gilead Designees and (ii) at any time when there is any Gilead Designee serving on the Board, the Company may request in writing that such Gilead Designee resign from the Board, and Gilead shall cause such Gilead Designee to resign from the Board within five (5) Business Days following such written request. After the later to occur of the Final Designee Termination Date and the date all Gilead Designees have resigned from the Board in accordance with this Section 2.4, all rights of Gilead and obligations of the Company under this Article 2 shall terminate, provided that, for clarity, the Company shall continue to indemnify and provide any former Gilead Designees with director and officer liability insurance to the same extent it indemnifies and provides insurance for the other non-employee past members of the Board pursuant to its organizational documents, applicable law or otherwise.

ARTICLE 3
standstill

3.1Standstill Obligation. The standstill obligation, as set out in this Article 3, will be in effect for the period (the “Standstill Period”) beginning on the date of this Agreement and ending three (3) years from the date of this Agreement.

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3.2Standstill Limitations. During the Standstill Period, neither Gilead nor any of its Affiliates shall, without the prior express written consent of the Company, directly or indirectly:

3.2.1acquire any Equity Securities of the Company during the Exercise Period, other than (a) pursuant to the Purchase Agreement, (b) pursuant to Section 5.3 (Anti-Dilution), and (c) pursuant to Section 5.4 (Open Market Purchases).

3.2.2encourage or support a tender, exchange or other offer or proposal by a third party;

3.2.3propose any (a) merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or similar transaction involving the Company or (b) recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company (it being understood that Gilead’s Chief Executive Officer, Chief Financial Officer or Head of Corporate Development may contact the Company’s Chief Executive Officer and/or the Board on a non-public and non-committal basis in such a way that would not be reasonably likely to require the Company to disclose publicly any such matter described in clause (a) or (b));

3.2.4(a) submit matters to, request that matters be submitted to, or request the convening of, a meeting of the stockholders of the Company, or (b) solicit proxies or consents, or become a participant in a solicitation in relation to matters submitted to a meeting of the stockholders of the Company, in each case of (a) and (b) without or against the recommendation or support by the Board, except that (i) Gilead may propose Proposed Gilead Designees pursuant to Article 2 (Board Matters) and (ii) Gilead may solicit proxies or consents and may become a participant in a solicitation in connection with any proposal that would adversely affect its rights under this Agreement, the Purchase Agreement or the Collaboration Agreement or adversely affect its rights as a stockholder of the Company; or

3.2.5(a) make public statements with respect to (unless legally obliged to do so) or, (b) with the actual knowledge of Gilead’s executive officers, provide assistance to, commit to, or discuss or enter into any agreement or arrangement with any party to do, any of the foregoing prohibited actions, provided that in relation to prohibited actions in Section 3.2.2 that have been committed without the actual knowledge of Gilead’s executive officers, Gilead shall promptly terminate and unwind such actions upon written request of the Company.

(this Section 3.2, the “Standstill”).

3.3Standstill Fall-Away. In the event that (a) the Company enters into a definitive agreement with any third party with respect to a merger, sale of assets or securities or other business combination as a result of which such third party would succeed to more than 50% of the voting securities or assets of the Company, (b) a third party, other than Gilead, any of its Affiliates or any other party acting in concert with Gilead or any of its Affiliates, has made a proposal with respect to a merger, sale of assets or securities or other business combination as a result of which such third party would succeed to more than 50% of the voting securities or assets of the Company, and such proposal has been publicly supported or recommended by the Board, or (c) the Board publicly announces its intention to commence, prior to the end of the Standstill Period, a process

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to seek a potential sale of the Company or all or substantially all of its assets, then the Standstill obligations shall automatically cease to apply effective upon the occurrence of such agreement, public disclosure or announcement (the “Standstill Fall-Away”) and the Company shall notify Gilead of such agreement, public disclosure or announcement as promptly as practicable and in any event no later than one (1) Business Day after such agreement, public disclosure or announcement (the “Standstill Fall-Away Notice”). Upon the Standstill Fall-Away, the Standstill obligation of Gilead shall be lifted in order to level the playing field and grant it equal opportunities to prepare a takeover bid or take other permitted actions, such that Gilead shall not in any respect be disadvantaged or limited relative to any other bidder for the Company.  The Company shall not be required to specify in the Standstill Fall-Away Notice any information regarding any proposed transaction that has not been publicly disclosed.

3.4Material Non-Public Information. Gilead explicitly acknowledges that the information contained in the Standstill Fall-Away Notice may, prior to the public announcement of such information, constitute material, non-public information of the Company. When receiving the Standstill Fall-Away Notice, Gilead shall take all appropriate measures to ensure the confidentiality of such information.

3.5Director Fiduciary Duties.  Notwithstanding anything to the contrary, nothing in this Agreement shall prohibit or restrict any of the Gilead Designees from acting in good faith in such director’s capacity as a director of the Company or from complying with such director’s fiduciary duties as a director of the Company (including voting on any matter submitted for consideration by the Board, participating in deliberations or discussions of the Board, and making suggestions or raising any issues or recommendations to the Board).

ARTICLE 4
Lock-up

4.1Lock-Up Obligation. During the period beginning on the date of this Agreement and ending on the earliest of (a) the second anniversary of the Closing Date, (b) the date on which the Company gives a Standstill Fall-Away Notice, (c) the termination of the Collaboration Agreement in its entirety and (d) the termination of this Agreement pursuant to Section 7.5 (the “Lock-up Period”), Gilead shall not, and shall cause its Affiliates not to, without the prior consent of the Company, transfer, sell or otherwise dispose of any Equity Securities held by Gilead or any of its Affiliates, other than transfers, sales or dispositions permitted pursuant to Section 4.3.

4.2Limitation on Dispositions. During the period beginning with the expiration of the Lock-up Period and ending on the date [***] from the expiration date of the Lock-up Period, Gilead and any of its Affiliates may, after notifying the Company of their intent to do so, transfer, sell or otherwise dispose of the Equity Securities held by Gilead or any of its Affiliates, provided that:

4.2.1when instructing a broker to sell shares of Common Stock, the broker shall be instructed to use reasonable efforts to effect such sale of shares in a manner reasonably intended to minimize disturbances of the share price of the Common Stock as quoted on the NYSE;

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4.2.2when selling the shares of Common Stock on the open market or in a block trade, Gilead and its Affiliates collectively shall be permitted to sell a [***] volume of shares not to exceed [***]% of the average [***] volume of the Common Stock as traded on the market on which the sale is effected for the previous thirty (30) trading days; and

4.2.3when selling the shares of Common Stock through a privately negotiated transaction, the transaction shall not be subject to the limitations in this Section 4.2 if it is not and will not be required to be reported on the NYSE consolidated tape.

4.3Permitted Transfers. A transfer, sale or other divestment of Equity Securities by Gilead to any of its Affiliates shall be permitted and not be subject to the restrictions set out in Section 4.1, provided that (a) the obligations of Gilead or any of its Affiliates pursuant to this Agreement and the Collaboration Agreement remain unaffected by the proposed transfer, sale or divestment, (b) the transferee agrees in writing to the Company to be bound by the restrictions set out in Section 4.1 and Section 4.2 in relation to the Equity Securities it received and the other obligations of Gilead in relation to the Equity Securities under this Agreement, and (c) the relevant Equity Securities will be re-transferred to Gilead immediately prior to the transferee ceasing to be an Affiliate of Gilead.

ARTICLE 5
additional covenants

5.1“Market Stand-off” Agreement. Gilead hereby agrees that it and its Controlled Affiliates will not, without the prior written consent of any managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other Equity Securities under the Securities Act on a registration statement on Form S-3 in an underwritten public offering of Common Stock, and ending on the date specified by the Company and the managing underwriter, provided that such date shall not be later than 90 days following the date of such final prospectus, (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by Gilead or its Affiliates or are thereafter acquired) or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 5.1 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to Gilead and its Affiliates only if all executive officers and directors of the Company are subject to the same restrictions. The underwriters in connection with such registration are intended third party beneficiaries of this Section 5.1 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Gilead further agrees to execute and cause its Controlled Affiliates to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 5.1 or that are necessary to give further effect thereto. The provisions of this Section 5.1 shall automatically terminate upon the date upon which both (a) there is no Gilead Designee serving on the Board and

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(b) Gilead, together with its Affiliates, collectively, do not, directly or indirectly, own outstanding shares of Common Stock representing at least [***]% of the Company Capitalization.

5.2Restrictions on Transfer.

5.2.1Subject to Article 6, the Shares will not be sold, pledged, or otherwise transferred, and the Company will not recognize and will issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Section 5.2.1, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder, if effecting a transfer of Shares other than a sale pursuant to Commission Rule 144 or sale pursuant to a registration statement under the Securities Act, will cause any proposed purchaser, pledgee, or transferee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 5.2.1.

5.2.2Gilead understands and agrees that the Shares (or uncertificated interests in the Shares) will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN COMMON STOCK PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

5.2.3Each Holder consents to the Company making a notation in its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer set forth in this Section 5.2.

5.2.4Each Holder agrees to comply in all respects with the provisions of this Section 5.2. Before any proposed sale, pledge, or transfer of any Restricted Securities that is not effected pursuant to Commission Rule 144, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder will give notice to the Company of its intention to effect such sale, pledge, or transfer. Each such notice will describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, will be accompanied at such Holder’s expense by either: (i) a written opinion of legal counsel who will, and whose legal opinion will, be reasonably satisfactory to the

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Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the Commission to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities will be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company and such securities will no longer constitute Restricted Securities for purposes of this Agreement. The Company will not require such a legal opinion or “no action” letter in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each such transferee agrees in writing to be subject to the terms of this Section 5.2. Each certificate or instrument evidencing the Restricted Securities transferred as above provided will bear, except if such transfer is made pursuant to Commission Rule 144, the appropriate restrictive legend set forth in Section 5.2.2, except that such certificate will not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

5.3Anti-Dilution. If, at any time during the Exercise Period, the Company offers new shares of Common Stock (or any new securities convertible into or exercisable or exchangeable for new shares of Common Stock) to any person or entity other than Gilead or its Affiliates (other than (a) to current or future employees, consultants, directors and/or officers of the Company or its Affiliates in the form of equity-based incentive or compensation or the exercise or vesting of such incentive or compensation or (b) in an “at-the-market” offering) in a public offering for cash, the Company shall permit Gilead, but Gilead shall not be required, to invest either (at the Company’s election) in such offering or in a concurrent private placement in accordance with applicable securities laws and stock exchange rules, or both (in each case, on the same terms as the other investors in such public offering and at a price per share or security equal to the price paid by the other investors in the public offering), in either case (or in combination) in an aggregate amount pro rata to its then percentage ownership based on the Company Capitalization immediately prior to the consummation of such offering(s).  For purposes of determining Gilead’s pro rata share of the Company Capitalization in this Section 5.3, shares of Common Stock issuable upon conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for new shares of Common Stock (other than securities issued to employees, consultants, directors and/or officers of the Company or its Affiliates in the form of equity-based incentive or compensation) held by Gilead and all other holders shall be deemed to be outstanding. Notwithstanding the foregoing, in no event shall Gilead be permitted to purchase any securities pursuant to this Section 5.3 if, after giving effect to such purchase, Gilead and its Controlled Affiliates, and any other party acting in concert with Gilead or any of its Controlled Affiliates, would, together in the aggregate, directly or indirectly Beneficially Own a number of shares of Common Stock greater than 35% of the Company Capitalization on such date, rounded down to the nearest whole share.

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5.4Open Market Purchases. At any time during the Exercise Period, Gilead shall be permitted to acquire shares of Common Stock through open market purchases so long as, (a) after giving effect to such acquisition, Gilead and its Controlled Affiliates, and any other party acting in concert with Gilead or any of its Controlled Affiliates, would, together in the aggregate, not directly or indirectly Beneficially Own a number of shares of Common Stock greater than 35% of the Company Capitalization on such date, rounded down to the nearest whole share, and (b) Gilead’s aggregate acquisitions of Common Stock pursuant to this Section 5.4 do not exceed the sum of (i) [***] shares of Common Stock and (ii) that number of shares of Common Stock equal to [***]% of the number of any additional shares of Common Stock issued by the Company following the Effective Date (in each case (i) and (ii), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock).

ARTICLE 6
Registration Rights

6.1Registration Statements.

6.1.1As soon as reasonably practicable, but in no event later than 30 days, after the expiration of the Lock-Up Period (the “Filing Date”), the Company shall file a registration statement covering the resale of the Registrable Securities with the Commission for an offering to be made on a continuous basis pursuant to Commission Rule 415, or if Commission Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as Gilead may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form) and the Company shall effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as possible after the filing thereof, but in any event prior to the date which is 75 days in the event of no review by the Commission, or 120 days in the event of a review by the Commission, after the expiration of the Lock-Up Period. For purposes of clarification, any failure by the Company to file the Initial Registration Statement by the Filing Date or to effect such Registration Statement within such 75 or 120 days, as applicable, after the expiration of the Lock-Up Period shall not otherwise relieve the Company of its obligations to file or effect the Initial Registration Statement as set forth above in this Section 6.1.1. In the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Commission Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (a) inform each Holder thereof, (b) use its reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (c) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its

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reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (b) or (c) above, the Company will use its reasonable efforts to file with the Commission, as promptly as allowed by the Commission, one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

6.1.2As soon as reasonably practicable, but in no event later than 30 days after each Additional Closing Date that follows the expiration of the Lock-Up Period (each, an “Additional Filing Date”), the Company shall file a registration statement covering the resale of the additional Registrable Securities purchased on each such Additional Closing Date with the Commission for an offering to be made on a continuous basis pursuant to Commission Rule 415, or if Commission Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as Gilead may reasonably specify (each, an “Additional Registration Statement”).  Each Additional Registration Statement shall be on Form S-3 (except if the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form) and the Company shall effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as possible after the filing thereof, but in any event prior to the date which is 75 days in the event of no review by the Commission, or 120 days in the event of a review by the Commission, after the applicable Additional Closing Date.  For purposes of clarification, any failure by the Company to file an Additional Registration Statement by the applicable Additional Filing Date or to effect such Registration Statement within such 75 or 120 days, as applicable, after the applicable Additional Closing Date shall not otherwise relieve the Company of its obligations to file or effect the applicable Additional Registration Statement as set forth above in this Section 6.1.2.  In the event the Commission informs the Company that all of the additional Registrable Securities cannot, as a result of the application of Commission Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (a) inform each Holder thereof, (b) use its reasonable efforts to file amendments to the Additional Registration Statement as required by the Commission and/or (c) withdraw the Additional Registration Statement and file a new registration statement (a “New Additional Registration Statement”), in either case covering the maximum number of additional Registrable Securities permitted to be registered by the Commission, on Form S-3 or, if the Company is ineligible to register for resale the additional Registrable Securities on Form S-3, such other form available to register for resale the additional Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Additional Registration Statement, the Company shall be obligated to use its reasonable efforts to advocate with the Commission for the registration of all of the additional Registrable Securities.  In the event the Company amends the Additional Registration Statement or files a New Additional Registration Statement, as the case may be, under clauses (b) or (c) above, the Company will use its reasonable efforts to file with the Commission, as promptly as allowed by the Commission, one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the additional Registrable Securities on Form S-3, such other

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form available to register for resale those additional Registrable Securities that were not registered for resale on the Additional Registration Statement, as amended, or the New Additional Registration Statement (the “Remainder Additional Registration Statements”).

6.1.3Any provision hereof to the contrary notwithstanding, until the Existing Investors’ Rights Agreement Termination Date, the Company shall not be obligated to cause any registration statement hereunder to become effective within 120-days of the effective date of any registration effected pursuant to Section 1.2 of the Existing Investors’ Rights Agreement.

6.2Registration Expenses. All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.1 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of each Holder shall be borne by such Holder on the basis of the number of securities so registered.

6.3Company Obligations. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance.

6.3.1At its expense the Company shall:

(a)

except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to a Holder, and to keep the applicable Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) the date on which all Registrable Securities have been sold pursuant to a Registration Statement or (ii) the date all Shares held by such Holder may be sold under Commission Rule 144 without being subject to any volume, manner of sale or publicly available information requirements. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”

(b)	advise the Holders within five (5) Business Days:

(A)when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(B)of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

15.

(C)of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(D)of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E)of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(c)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(d)

if a Holder so requests in writing, promptly furnish to each such Holder, without charge, at least one (1) copy of each Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the Commission;

(e)

during the Registration Period, promptly deliver to each such Holder, without charge, as many copies of each prospectus included in a Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by a prospectus or any amendment or supplement thereto;

(f)

during the Registration Period, if a Holder so requests in writing, deliver to each Holder, without charge, (i) one (1) copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its

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quarterly report on Form 10-Q (or similar form), and (E) a copy of each full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);

(g)

prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by any such Registration Statement;

(h)

upon the occurrence of any event contemplated by Section 6.3.1(b)(E) above, except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i)

otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission which could affect the sale of the Registrable Securities;

(j)

use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which Equity Securities issued by the Company have been listed;

(k)

use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Commission Rule 144;

(l)

provide to Gilead and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Purchaser may

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reasonably request in order to fulfill any due diligence obligation on its part; and
(m)

permit counsel for Gilead to review any Registration Statement and all amendments and supplements thereto (other than supplements to a Registration Statement on Form S-1 solely for the purpose of incorporating other filings with the Commission into such Registration Statement and other than an amendment to a Registration Statement on Form S-1 on Form S-3 for the purpose of converting such Registration Statement into a Registration Statement on Form S-3), within two (2) Business Days prior to the filing thereof with the Commission;

provided that, in the case of clauses (l) and (m) above, the Company shall not be required (a) to delay the filing of any Registration Statement or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of a Holder or to incorporate any comments to any Registration Statement or any amendment or supplement thereto by or on behalf of a Holder if such inquiry or comments would require a delay in the filing of such Registration Statement, amendment or supplement, as the case may be, or (b) to provide, and shall not provide, Gilead or its representatives with material, non-public information unless Gilead agrees in writing to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.

6.4No Right to Enjoin. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.1 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

6.5Indemnification.

6.5.1To the extent permitted by law, the Company shall indemnify each Holder and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.5.3 below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder and each Person controlling such Holder, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder for use in preparation of any Registration Statement, prospectus, amendment or

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supplement; provided further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of such Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time any Registration Statement becomes effective or in an amended prospectus filed with the Commission pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of any such Holder or any such controlling Person, if a copy of a Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

6.5.2Each Holder will severally, and not jointly, indemnify the Company, each of its directors and officers, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.5.3 below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each Person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use in preparation of any Registration Statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of a prospectus was not made available to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this Section 6.5.2 and Section 6.5.4 shall be limited to the net amount received by the Holder from the sale of the Registrable Securities.

6.5.3Each party entitled to indemnification under this Section 6.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall

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not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

6.5.4If the indemnification provided for in this Section 6.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.6Holder Obligations.

6.6.1Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement and prospectus contemplated by Section 6.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

6.6.2Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to any Registration Statement and prospectus contemplated by Section 6.1 during no more than two periods of no more than 30 calendar days each during any 12-month period to the extent that the Board determines in good faith that the sale of Registrable Securities under any such Registration Statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act.

6.6.3As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing, including completing a

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Registration Statement Questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Article 6.

6.6.4Each Holder hereby covenants with the Company (a) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (b) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five (5) Business Days prior to the date on which the Holder first offers to sell any such Registrable Securities.

6.6.5At the end of the Registration Period the Holders shall discontinue sales of shares pursuant to any Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by any such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

6.7Piggyback Registrations.

6.7.1Right to Piggyback.  For a period of five (5) years following the expiration of the Lock-Up Period, whenever the Company proposes to register the issuance or sale of any of its Common Stock under the Securities Act for its own account or otherwise, and the registration form to be used may be used for the registration of the resale of Registrable Securities (each, a “Piggyback Registration”) (except for the registrations on Form S-8 or Form S-4 or any successor form thereto) (a “Piggyback Registration Statement”), the Company will give written notice of the filing of such registration statement to the Holders and will use reasonable efforts to include in such registration all Registrable Securities that are no longer subject to the lock-up restrictions under Section 4.1 of this Agreement (in accordance with the priorities set forth in Sections 6.7.2 and 6.7.3 below) with respect to which the Company has received written requests for inclusion, which request shall specify the number of such Registrable Securities desired to be registered and be delivered within fifteen (15) days after the delivery of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration Statement at any time in its sole discretion.

6.7.2Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary offering on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in the registration creates a substantial risk that the price per share of the primary securities will be reduced or that the amount of the primary securities intended to be included on behalf of the Company will be reduced, then the managing underwriter and the Company may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities that may be included in such registration and underwriting shall include: (i) first, any securities that the Company proposes to sell, (ii) until the Existing Investors’ Rights Agreement Termination Date, (A) second, any securities proposed to be sold by the security holders then having registration rights under the Existing Investors’ Rights Agreement, and (B) third, on a pro rata basis based on the total number of Registrable Securities held by such Holders, any Registrable Securities proposed to be sold by the Holders, and (iii) thereafter, second, pari

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passu among the holders then having registration rights under the Existing Investors’ Rights Agreement and the Holders on a pro rata basis based on the total number of registrable securities held by such holders under the Existing Investors’ Rights Agreement and the total number of Registrable Securities held by the Holders.

6.7.3Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the price per share of securities offered thereby will be reduced, the Company will include in such registration: (i) until the Existing Investors’ Rights Agreement Termination Date (A) first any securities proposed to be sold by the security holders then having registration rights under the Existing Investors’ Rights Agreement and (B) second, on a pro rata basis based on the total number of Registrable Securities held by such Holders, any Registrable Securities proposed to be sold by the Holders, and (ii) thereafter, second, pari passu among the holders then having registration rights under the Existing Investors’ Rights Agreement and the Holders on a pro rata basis based on the total number of registrable securities held by such holders under the Existing Investors’ Rights Agreement and the total number of Registrable Securities held by the Holders.

6.7.4Selection of Underwriters.  In connection with any underwritten Piggyback Registration initiated by the Company, the Company shall have the right to (i) determine the plan of distribution and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter.

6.7.5Payment of Expenses for Piggyback Registrations.  All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.7.1 shall be borne by the Company.  All Selling Expenses relating to the sale of securities registered by or on behalf of each Holder pursuant to Section 6.7.1 shall be borne by such Holder on the basis of the number of securities so registered.

6.8Commission Rule 144.

6.8.1With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its reasonable efforts to:

(a)	make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times;
(b)	file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and
(c)

furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Commission Rule 144, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of

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the Commission allowing a Holder to sell any such securities without registration.

6.9 Waiver. The rights of the Holders under any provision of this Article 6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by Holders holding a majority of the Registrable Securities outstanding at such time.

ARTICLE 7
Miscellaneous

7.1Fees and Expenses. Each party shall pay all fees and expenses that it incurs (including on account of any of their respective advisers, counsel, accountants and other experts) in connection with the negotiation, preparation, execution and delivery of this Agreement and its performance under or compliance with the terms of this Agreement.

7.2Entire Agreement. This Agreement, the Collaboration Agreement and the Purchase Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing (whether or not specifically stated), shall specifically refer to this Agreement, and shall be addressed to the appropriate party at the address specified below or such other address as may be specified by such party in writing in accordance with this Section 7.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered, sent by a reputable international expedited delivery service (with receipt confirmed), or (b) five (5) Business Days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested. This Section 7.3 is not intended to govern the day-to-day business communications necessary between the parties in performing their obligations under the terms of this Agreement (for which e-mail or other methods of communications shall suffice).

If to the Company:	Arcus Biosciences, Inc.
Attention: General Counsel 3928 Point Eden Way Hayward, CA 94545

With a copy to (which shall not	Cooley LLP
constitute notice):	Attention: Kenneth Guernsey 101 California Street, Fifth Floor San Francisco, CA 94111

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If to Gilead:	Gilead Sciences, Inc. Attention: Alliance Management 333 Lakeside Drive Foster City, CA 94404

With a copy to (which shall not constitute notice):

Gilead Sciences, Inc.

Attention: General Counsel

333 Lakeside Drive

Foster City, CA 94404

Covington & Burling LLP

Attention: Amy L. Toro, Esq.

Salesforce Tower
415 Mission Street, Suite 5400

San Francisco, CA 94105-2533

7.4Amendments and Waivers. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by an authorized officer of each party.  Any delay in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

7.5Termination. This Agreement shall simultaneously and automatically terminate in the event that (a) the Collaboration Agreement terminates in its entirety for any reason, (b) the Purchase Agreement is terminated if such termination occurs before the Closing Date, or (c) the Company consummates any merger, consolidation or similar transaction unless immediately following the consummation of such transaction the stockholders of the Company immediately prior to the consummation of such transaction continue to hold, as a result of their holding of outstanding Common Stock and other securities entitled to vote for the election of directors of the Company immediately prior to the consummation of such transaction, in aggregate more than 50% of the outstanding Common Stock and other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction. If not earlier terminated, this Agreement shall automatically terminate upon the tenth anniversary of the date of this Agreement.  Notwithstanding anything to the contrary set forth herein: (A) the Company’s obligations under Article 6 (Registration Rights) of this Agreement shall survive until the earlier to occur of (i) an event set forth in (c) above, or until fully performed and discharged; and (B) if this Agreement has terminated as a result of Gilead having terminated the Collaboration Agreement for convenience or the Company having terminated the Collaboration Agreement as a result of Gilead’s material breach of the Collaboration Agreement, and an event set forth in (c) above has not occurred, Gilead’s obligations in Section 4.2 (Limitation on Dispositions) shall survive until terminated as set forth in Section 4.2, and Gilead’s obligations in Section 5.1 (“Market Stand-off” Agreement) shall survive until terminated as set forth in Section 5.1.

7.6Construction; Headings. The terms “includes,” “including,” “include” and derivative forms of them shall be deemed followed by the phrase “without limitation” (regardless of whether it is actually written (and drawing no implication from the actual inclusion of such

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phrase in some instances after such terms but not others)) and the term “or” has the inclusive meaning represented by the phrase “and/or” (regardless of whether it is actually written (and drawing no implication from the actual use of the phrase “and/or” in some instances but not in others)).  Unless specified to the contrary, references to Articles or Sections shall refer to the particular Articles or Sections of or to this Agreement.  The word “day,” “quarter” or “year” (and derivatives thereof, e.g., “quarterly”) shall mean a calendar day, calendar quarter or calendar year unless otherwise specified.  The word “hereof,” “herein,” “hereby” and derivative or similar word refers to this Agreement.  The words “will” and “shall” shall have the same obligatory meaning.  Provisions that require that a party or parties hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise.  Words of any gender include the other gender.  Words using the singular or plural number also include the plural or singular number, respectively.  References to any specific law or article, section or other division thereof, shall be deemed to include the then-current amendments or any replacement law thereto, and any rules and regulations promulgated thereunder.  All dollar-denominated amounts herein are in United States dollars.  This Agreement has been prepared jointly and shall not be strictly construed against either party.  Ambiguities, if any, in this Agreement shall not be construed against either party, irrespective of which party may be deemed to have authored the ambiguous provision.  The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

7.7Further Assurances. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

7.8Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or Gilead, as applicable, provided, however, that Gilead may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Gilead. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.9Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

7.10Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Gilead and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained

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in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.11WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

7.12Attorneys’ Fees. In the event that any action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, each party shall bear its own fees, costs and expenses of enforcing any right of such party under or with respect to this Agreement.

7.13Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.14Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by an arbitrator or by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the parties when entering into this Agreement may be realized.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Arcus Biosciences, Inc.

By:	/s/ Terry Rosen
	Name:	Terry Rosen
	Title:	CEO

Gilead Sciences, Inc.

By:	/s/ Daniel O’Day
	Name:	Daniel O’Day
	Title:	Chairman and Chief Executive Officer

Signature Page to Investor Rights Agreement